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                                                                  Item 26(n)(ii)


                [letterhead of Sutherland, Asbill & Brennan LLP]

                                 April 19, 2006

Western Reserve Life Assurance Co. of Ohio
4333 Edgewood Road NE
Cedar Rapids, Iowa  52499

Gentlemen:

      We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 16 to the Form N-6 registration statement for WRL Series Life Corporate Account (File No. 333-57681). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                            Sincerely,

                            SUTHERLAND ASBILL & BRENNAN LLP

                            By:       /s/ Frederick R. Bellamy
                               -----------------------------------------
                                      Frederick R. Bellamy

FRB/amv